UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INVESTools Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOOLS INC.

13947 South Minuteman Drive

DRAPER, UTAH 84020

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 15, 2006

To the Stockholders of INVESTools Inc.:

The annual meeting of stockholders (the “Annual Meeting”) of INVESTools Inc. (the “Company”) will be held on Thursday, June 15, 2006, at 9:00 a.m. (local time) at the New York Hilton and Towers, 1335 Avenue of the Americas, 53rd to 54th streets, New York, New York 10019, for the following purposes:

1.                                       To elect two Class II directors of the Company to hold office until the 2009 Annual Meeting of Stockholders.

2.                                       To approve an amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder from 6,000,000 to 8,000,000 shares.

3.                                       To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

4.                                       To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 17, 2006 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting. You can vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet.

By Order of the Board of Directors,

Lee K. Barba
May 1, 2006	Chairman of the Board

INVESTOOLS INC.

13947 South Minuteman Drive

DRAPER, UTAH 84020

PROXY STATEMENT

2006 Annual Meeting of Stockholders

This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of INVESTools Inc., a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders of the Company to be held at the New York Hilton and Towers, 1335 Avenue of the Americas, 53rd to 54th streets, New York, New York 10019, at 9:00 a.m. (local time) on Thursday, June 15, 2006, and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about May 2, 2006.

The close of business on April 17, 2006, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 44,970,236 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. The presence, in person or by proxy of at least a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

The directors will be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Withheld votes, if any, will not be taken into account in determining the outcome of the election of directors. Stockholders may not cumulate their votes for the election of directors. Approval of the amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,000,000 to 8,000,000 shares, and the ratification of the appointment of the independent registered public accounting firm will require the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Broker non-votes will not be voted but an abstention will have the effect of a vote AGAINST the approval of the amendment to increase the number of shares of Common Stock available for issuance under the 2001 Stock Option Plan, and AGAINST the ratification of the appointment of the independent registered public accounting firm.

All shares represented by properly executed or submitted proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed therein, FOR the approval of the amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,000,000 to 8,000,000 shares, FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. Any person who signs and mails the enclosed proxy, even though executed and returned, may revoke the proxy at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Annual Meeting. However, a proxy will not be revoked simply by attending the Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

(1)  ELECTION OF DIRECTORS

General

The persons named as proxyholders in the enclosed proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 2006 Annual Meeting of Stockholders and any adjournments thereof. They have indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under “Nominees for Director” unless authority to vote in the election of directors is withheld on each proxy. Each nominee is currently a member of the Board of Directors. Each duly elected director will hold office until the 2009 Annual Meeting of Stockholders or until his successors shall have been elected and qualified. Although the Board of Directors of the Company does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. Proxies cannot be voted in the election of directors for more than two persons, as that is the number of nominees named herein.

Nominees for Director

The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

Lee K. Barba

Mr. Barba was appointed Chief Executive Officer and Director of the Company in December 2001 and Chairman in June 2002, after having served as Chief Executive Officer of Telescan, Inc., a wholly owned subsidiary of the Company (“Telescan”). Prior to joining Telescan in February of 2000, he was the Chief Executive Officer of Open Link Financial, a risk management software company whose largest shareholder, Coral Energy, was a wholly owned subsidiary of Shell Oil Company. Mr. Barba joined Open Link after serving as President of Coral Energy. Mr. Barba joined Coral Energy after 22 years on Wall Street, where he was responsible for managing global trading businesses for Bankers Trust Company. While based in London, he was responsible for managing Bankers Trust’s European offices, as well as the Global Risk Management Advisory practice, which had offices in Asia and Latin America. Upon returning to New York in 1995, Mr. Barba was the senior executive of Bankers Trust, responsible for managing the consolidation of the firm’s technology and operations functions for the global capital markets businesses, which included over 2,100 in staff operating throughout Asia, Europe and North America. Earlier in his career, Mr. Barba served as a co-head of the Fixed Income Division at PaineWebber and as a Vice President of Lehman Brothers Kuhn Loeb. He earned his M.B.A. from Columbia University and his B.A. from the University of North Carolina.

Hans von Meiss

Mr. von Meiss was appointed a Director of the Company in December 2001. Since 1997, Mr. von Meiss has been involved in financial management and consulting and has pursued investments in Internet related businesses. He also serves on the Board of Directors as Chairman of an industrial concern, as a member of the Board of Directors of an ecology company and his own company, G. von Meiss AG. From 1994 to 1997, Mr. von Meiss served as Chief Executive Officer of Swiss Textile Group. From 1991 to 1994, Mr. von Meiss was Chief Executive Officer of a publicly quoted Dutch company following its privatization from the Dutch government. From 1988 to 1991, Mr. von Meiss worked as an independent financial consultant. Mr. von Meiss served as Chief Executive Officer of Dr. Ing. Koenig AG, a leading Swiss service center for flat steel and industrial fasteners from 1984 to 1988. From 1977 to 1984, Mr. von Meiss served in various positions in investment banking with Bankers Trust International Ltd. and Chase Manhattan Ltd. in London. Mr. von Meiss received a Bachelors degree in Economics in 1973 from the University of St. Gallen in Switzerland. He received his M.B.A. from INSEAD, Fontainebleau, France in 1977.

Organization of the Board of Directors

The Company’s directors are divided into three classes designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2004 Annual Meeting of Stockholders, Class III directors were elected for a term expiring at the 2007 Annual Meeting of Stockholders, and at the 2005 Annual Meeting of Stockholders, Class I directors were elected for a term expiring at the 2008 Annual Meeting of Stockholders. The Class II directors serve for a term expiring at the 2006 Annual Meeting of Stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his term expires and until his successor has been elected and qualified.

As of April 21, 2006, the Company’s directors were as follows:

Name	Class	Age	Position
Douglas T. Tansill	Class I	67	Lead Director
Stephen C. Wood	Class I	54	Director
Lee K. Barba	Class II	55	Chairman of the Board of Directors and Chief Executive Officer
Hans von Meiss	Class II	58	Director
Michael H. Goldsmith	Class III	40	Director
F. Warren McFarlan	Class III	68	Director

Information concerning the business experience of Messrs. Barba and von Meiss is provided under the section entitled “Nominees for Director.”

Michael H. Goldsmith

Mr. Goldsmith was appointed a Director of the Company in August 2003. Since February 2003, Mr. Goldsmith has been a Managing Director with Wealth and Tax Advisory Services, Inc., a subsidiary of Hong Kong and Shanghai Banking Corp., and manages the company’s state and local tax practice. In September 1991 Mr. Goldsmith joined the New York offices of Arthur Andersen L.L.P. and left in May 2002 as a Tax Partner. He was a Tax Partner in the New York offices of Deloitte & Touche L.L.P. from May 2002 to February 2003, and has been a practicing tax consultant for more than 12 years. Mr. Goldsmith has an undergraduate degree in Accounting from Queens College and received his Juris Doctor from St. John’s University School of Law. He received a LL.M. in Taxation from New York University School of Law.

F. Warren McFarlan

Mr. McFarlan was appointed as a Director of the Company in December 2004. He also serves on the Board of Directors of Computer Sciences Corporation and Li & Fung Limited. Since 1973, he has been a professor at Harvard Business School. In this position, he has had a significant role in introducing materials on Management Information Systems to all major programs at the Harvard Business School since the first course on the subject was offered in 1962. He has also been a long-time teacher in the Advanced Management Program: International Senior Managers Program, Delivering Information Services Program, and several of the Social Sector programs. He currently teaches in the second-year course entitled “Managing in the Information Age.” During his long tenure at Harvard Business School, Mr. McFarlan has served in many capacities, most recently as Senior Associate Dean and director of Harvard’s Asia-Pacific Initiative from 2000 to 2004. From 1995 to 2000, he was Senior Associate Dean and Director of External Relations. From 1991 to 1995, he was Senior Associate Dean and Director of Research. From 1979 to 1980, he was Chairman of all executive education programs. From 1975 to 1978, he was Chairman of the Advanced Management Program. In 1973, shortly after his appointment to full professor, Mr. McFarlan, along with four other faculty members, was sent to Switzerland to set up Harvard Business School’s International Senior Management Program. Mr. McFarlan earned his A.B. from Harvard University in 1959 and his M.B.A. and D.B.A. from the Harvard Business School in 1961 and 1965, respectively.

Douglas T. Tansill

Mr. Tansill was appointed as Lead Director of the Company’s Board of Directors in December 2004, and has served as a Director of the Company since October 2003. Mr. Tansill is a private investor and financial consultant and has been associated with Cove Harbor Partners, LLC since 2000. He also serves on the Board of Directors of Niagara Corporation. From 1986 to 1994, Mr. Tansill was a Managing Director of Kidder Peabody, Inc. and served on the Board of Directors of Kidder Peabody Group, Inc. In 1994, he became a Managing Director of PaineWebber Incorporated and subsequently served as an Advisory Director there and from 2000 to 2002 as an Advisor to UBS Warburg. Mr. Tansill received a B.A. in Economics from Trinity College, Hartford, Connecticut and an M.B.A. from Harvard University.

Stephen C. Wood

Mr. Wood was appointed Director of the Company in December 2001. Mr. Wood is currently President and Chief Executive Officer of Dategrity Corporation, a privately-held data security company based in Bellevue, Washington. He also serves as Chairman of the Board of Wireless Services Corporation, where he has worked since April 1996. Until May 1996, Mr. Wood was President and Chief Executive Officer of Notable Technologies, LLC. From 1993 through 1994, Mr. Wood served as Vice President of Information Broadcasting for McCaw Development Corporation located in Kirkland, Washington. Until February 1993, he was President of Starwave Corporation, a company he formed in 1991 with Microsoft Corporation co-founder Paul G. Allen to develop and market data and information products. From 1986 through 1991, Mr. Wood served in several executive positions at Asymetrix Corporation, a software development and marketing firm founded by Mr. Allen. From 1980 until 1985, Mr. Wood was in charge of building a microcomputer software development organization for Datapoint Corporation in Austin, Texas, after serving in research and development and marketing positions. Mr. Wood began his career in 1976 when he became the sixth employee of Microsoft Corporation, where he was general manager from 1977 to 1980. Mr. Wood holds a B.S. in Computer Engineering from Case Western University and an M.S. in Electrical Engineering from Stanford University.

Meetings and Committees of the Board of Directors

There were 12 meetings of the Board during 2005. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders, however, it is expected, absent good reason, that all directors will be in attendance. All of the Company’s directors who were directors at the time of the 2005 Annual Meeting attended the meeting.

Audit Committee

The Audit Committee, which held 13 meetings during 2005, acts on behalf of the Board to oversee all material aspects of the Company’s reporting, control and audit functions. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Board of Directors has determined that Messrs. von Meiss, Goldsmith, McFarlan and Tansill are audit committee financial experts as described in Item 401(h) of Regulation S-K. In addition, the Board has determined that each member of the Audit Committee is independent, as independence is defined in Section 121A of the listing standards for the American Stock Exchange. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Mr. von Meiss is Chairman of the Audit Committee and serves with Messrs. Goldsmith, McFarlan, Tansill and Wood.

Compensation Committee

The Compensation Committee, which held two meetings during 2005, administers the 2004 Restricted Stock Plan, the 2001 Stock Option Plan, establishes the compensation of the Chief Executive Officer, and sets policy for compensation of all executive officers and outside directors (directors who are also employees are not compensated for their service on the Board). The Compensation Committee is also responsible for the administration of four other stock option plans from which no new grants are currently being made. Mr. Wood is Chairman of the Compensation Committee and serves with Messrs. Goldsmith, McFarlan, Tansill and von Meiss.

Director Nomination Policy

The Company does not currently have a standing Nominating Committee or a formal Nominating Committee Charter. Currently, a majority of the independent members of the Board (as determined by the Board as required by the American Stock Exchange listing standards), rather than a nominating committee, approves or recommends those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it complies with the American Stock Exchange listing standards.

The Board has, by resolution, adopted a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company’s recommended slate of director nominees are selected. The director nomination policy is administered by the Board.

Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the American Stock Exchange listing standards. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under rules promulgated by the Securities and Exchange Commission (“SEC”) and the American Stock Exchange listing standards; and diversity of viewpoints, background and experiences.

The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.

Communications with Directors

The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full Board of Directors or one or more directors by mailing their communications to the Company at the following address: [Director], INVESTools Inc., 13947 South Minuteman Drive, Draper, Utah 84020, Attention: Corporate Secretary (Board Matters) or email investor.relations@investools.com. The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

Shareholder Nominations

The Board will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. The Company’s Bylaws, as amended, provide that in making recommendations for director nominees for the annual meeting of stockholders, the Board of Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 90 days before the anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to INVESTools Inc., 13947 South Minuteman Drive, Draper, Utah 84020, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on the Company’s books, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

Advisory Board

In 2003, the Company formed an Advisory Board to assist the Company in identifying the best partners and opportunities to expand INVESTools’ leadership in investor education. The Advisory Board does not vote at Board of Directors meetings and consists of Andrew H. Forrester and John B. Babcock, Jr.

John B. Babcock, Jr.

Mr. Babcock is the former President and Chief Executive Officer of BPI Communication, Inc., a VNU Business Media company, publisher of 21 magazines and related websites and databases including Billboard, The Hollywood Reporter, Adweek and Mediaweek. Mr. Babcock was also Publisher and President of Billboard and Adweek magazines, respectively and a founding Publisher of Digital Review magazine. In addition, he has held senior operational and development positions with Dun & Bradstreet and Ziff Davis. Mr. Babcock has also served on the Board of Directors of American Business Media, Audit Bureau of Circulation and The American Advertising Federation, The Country Music Association, the American Radio and Television Society, and currently serves on the Board of Directors of Boston Proper, Inc., a mail-order and online retailer of women’s apparel. Mr. Babcock received a B.A. from Yale University.

Andrew H. Forrester

Mr. Forrester is a founding member of Cove Harbor Partners, an investment firm engaged in advising and investing in small capitalization companies. Prior to establishing Cove Harbor Partners, Mr. Forrester was Senior Managing Director of Bankers Trust Company, where he served for 30 years in various positions. Mr. Forrester’s other affiliations include having served as member of the Board of Directors of Atlas Freighter Leasing Inc., Managing Member of The Quanomica Co. L.L.C., and the Board of Fellows of Trinity College. Mr. Forrester received his M.B.A from New York University and his B.A. from Trinity College.

Executive Officers

As of April 21, 2006, the following persons were the executive officers of the Company:

Name	Age	Position
Lee K. Barba	55	Chairman of the Board and Chief Executive Officer
Ida K. Kane	36	Senior Vice President and Chief Financial Officer
Paul A. Helbling	52	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Ainslie J. Simmonds	36	Senior Vice President and Chief Marketing and Product Development Officer
Dale C. Ainge	46	Senior Vice President, Student Acquisition and Fulfillment

Information concerning the business experience of Mr. Barba is provided under the section entitled “Nominees for Director.”

Ida K. Kane

Ms. Kane was appointed Chief Financial Officer and Senior Vice President of the Company in January 2005. Prior to joining the Company, she served as the Chief Financial Officer and Vice President of Operations for the Organizational Solutions Business Unit of FranklinCovey in Salt Lake City. From 1999 to 2001, Ms. Kane was Partner and Chief Accounting Officer for Encubate Holdings LLC, a venture capital firm. From 1997 to 1999, she served as corporate controller for Equitrac Corporation, a manufacturing company listed on NASDAQ. From 1992 to 1997, Ms. Kane served in various positions with KPMG LLP, including Audit Manager. Ms. Kane became a Certified Public Accountant in 1991. She received her B.A. degree in Business Administration in 1991 and her M.B.A. in 1992 from the University of Miami.

Paul A. Helbling

Mr. Helbling was appointed Chief Administrative Officer of the Company in January 2005, as Senior Vice President in June 2003, and as Corporate Secretary in February 2002. Mr. Helbling served as the Company’s Chief Financial Officer from December 2001 until his appointment as Chief Administrative Officer. Prior to joining Telescan in August 1999, he was Vice President of Finance at PCC Flow Technologies, Inc., a subsidiary of Precision Castparts Corporation and a $350 million manufacturer of pumps and valves in the U.S. and Europe. From 1991 to 1997 Mr. Helbling served as Vice President and Chief Financial Officer of HydroChem Industrial Services, a $150 million provider of industrial cleaning services to the petrochemical, refining and utility industries. Mr. Helbling became a Certified Public Accountant in 1978, with experience in public accounting and in the contract drilling and oil and gas exploration and production industries. Mr. Helbling holds a B.A. and a M.A. degree from Rice University.

Ainslie J. Simmonds

Ms. Simmonds was appointed Senior Vice President and Chief Marketing and Product Development Officer in December 2005. Prior to joining the Company, Ms. Simmonds was a Partner at Markitecture LLC, a marketing consulting firm located in Norwalk, Connecticut.  From 2000 to 2002, Ms. Simmonds was Vice President of Marketing for Molson USA LLC, a joint venture between Molson Breweries and the Coors Brewing Company.  From 1992 to 2000, she served in progressive marketing related positions, including Director of Marketing, for Campbell Soup Company’s North American operations.  Ms. Simmonds received her B.A. degree in Business Administration with honors in 1992 from the University of Western Ontario and her M.B.A. in 1997 from Harvard University.

Dale C. Ainge

Mr. Ainge was appointed as Senior Vice President of the Company in January 2005. Prior to serving in his current position, Mr. Ainge served as the Company’s Vice President of Finance and Accounting from January 2004 to December 2004. Before joining the Company, Mr. Ainge served as Executive Vice President and Chief Financial Officer of Interactive Learning Systems, Inc., a start-up technology company. From 2000 to 2001 he served as Chief Financial Officer and Corporate Secretary of Infopia, Inc., an internet service company. From 1999 to 2000 Mr. Ainge served as Chief Financial Officer and Chief Operating Officer of North Sky, Inc., an Internet services company. From 1995 to 1999 Mr. Ainge served in various capacities, including President and Chief Operating officer, at CallWare Technologies, Inc., a software development company. From 1989 to 1995 he served as Director of Accounting and Financial Reporting for Geneva Steel, a $500 million manufacturing company. Mr. Ainge became a Certified Public Accountant in 1986, when he began his career at Arthur Andersen & Co. He holds B.A. and M.A. degrees in accounting and finance from Brigham Young University.

SUMMARY COMPENSATION TABLE

The following table reflects all forms of compensation for services to the Company for the years ended December 31, 2005, 2004, and 2003, of the individual serving as the Company’s Chief Executive Officer during 2005, and the Company’s four other most highly compensated executive officers who were serving the Company at the end of 2005 (the “Named Executives.”)

		Annual Compensation			Long Term Compensation
Name	Year	Salary	Bonus		Restricted Stock Awards ($)	Securities Underlying Options (#)	All other compensation (1)
Lee K. Barba Chief Executive Officer	2005 2004 2003	$425,000 406,234 350,000		$425,000 350,000 190,000	$ — — 75,000	250,000 250,000 250,000	$6,193 6,068 10,567

Ida K. Kane (2) Chief Financial Officer	2005 2004 2003	$207,692 — —		$115,000 — —	— — —	120,000 — —	$5,910 — —

Paul A. Helbling Chief Administrative Officer	2005 2004 2003	$185,000 182,628 181,667		$75,000 92,500 31,110	$ — — 16,990	20,000 — 100,000	$5,894 3,548 10,364

Ainslie J. Simmonds (3) Chief Marketing and Product Development Officer	2005 2004 2003	$9,231 — —		$35,000 — —	— — —	100,000 — —	— — —

Nelson A. Gonzalez (4) Senior Vice President Inside Sales and Student Support	2005 2004 2003	$179,730 136,971 —	$	— 62,500 —	— — —	20,000 125,000 —	$5,926 660 —

Dale C. Ainge Senior Vice President Student Acquisition and Fulfillment	2005 2004 2003	$178,385 124,923 —		$75,000 65,000 —	— — —	70,000 5,000 —	$5,850 750 —

(1)                                  Comprises (i) matching 401(k) contributions the Company made during the year, and (ii) insurance premiums paid by the Company on various medical and disability benefit plans.

(2)                                  Ms. Kane’s employment with the Company began January 17, 2005. Therefore, the amounts reflected in 2005 are for a partial year.

(3)                                  Ms. Simmonds’ employment with the Company began December 8, 2005. Therefore, the amounts reflected in 2005 are for a partial year.

(4)                                  Mr. Gonzalez resigned effective March 17, 2006.

Stock Options

The following tables set forth information relating to the Named Executives with respect to (i) stock options granted in 2005, and (ii) the total number of exercised options through 2005 and the value of the unexercised in-the-money options at the end of 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal		Exercise Price Per		Expiration	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
Name	Granted	Year(1)		Share		Date	5%		10%
Lee K. Barba	250,000	25.0%			$5.18	12-06-2015		$814,419		$2,063,896

Ida K. Kane	100,000 20,000	10.0 2.0	% %	$ $	3.89 5.18	01-16-2015 12-06-2015	$ $	244,640 65,153	$ $	619,966 165,112

Paul A. Helbling	20,000	2.0%			$5.18	12-06-2015		$65,153		$165,112

Ainslie J. Simmonds	100,000	10.0%			$5.14	12-07-2015		$323,252		$819,184

Nelson A. Gonzalez (2)	20,000	2.0%			$5.18	12-06-2015		$65,153		$165,112

Dale C. Ainge	50,000 20,000	5.5 2.0	% %	$ $	3.84 5.18	01-12-2015 12-06-2015	$ $	120,748 65,153	$ $	305,999 165,112

(1)                                  Based upon 999,500 options granted to employees in 2005.

(2)                                  Mr. Gonzalez resigned effective March 17, 2006. The unvested option for 20,000 shares granted during 2005 was cancelled at that time.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Lee K. Barba	—	$—	1,628,127	1,112,500	$7,167,111	$4,172,250
Ida K. Kane	—	—	—	120,000	—	155,400
Paul A. Helbling	—	—	224,627	70,000	1,014,476	264,400
Ainslie J. Simmonds	—	—	—	100,000	—	26,000
Nelson A. Gonzalez (1)	—	—	31,250	113,750	106,250	323,150
Dale C. Ainge	—	—	1,250	73,750	3,913	94,138

(1)                                  Mr. Gonzalez resigned effective March 17, 2006. At that time, an option was partially vested for 62,500 shares, which he subsequently exercised. Remaining unvested and out-of-the money options for 82,500 shares were cancelled.

Director Fees

The Lead Director and outside directors are paid $4,000 and $3,000, respectively, plus out of pocket expenses, for each meeting of the Board of Directors or committee meeting they attend in person. With the exception of the Lead Director and committee chairs, outside directors are paid $1,000 for each telephonic Board of Directors or committee meeting in which they participate. The Lead Director is paid $1,500 for each telephonic Board of Directors or committee meeting in which he participates, and each committee chair is paid $1,250 for each telephonic committee meeting in which he participates as chair. Directors may also receive a restricted stock award upon appointment to the Board of Directors and an annual stock option award. Directors fees are determined by resolution of the Compensation Committee. In December 2005, each of the outside directors received 7,500 stock options as compensation for their service in fiscal year 2006.

In December 2005, each Advisory Board member received 1,500 shares of stock restricted from sale for one year as compensation for their service in fiscal year 2005. No cash fees were paid to Advisory Board members during 2005.

Report From the Compensation Committee Regarding Executive Compensation

The Compensation Committee of the Board of Directors consists of Messrs. Wood, Goldsmith, McFarlan, Tansill, and von Meiss.

The goal of the Compensation Committee is to develop compensation policies to attract and retain highly qualified officers, directors and senior managers whose skills are critical to the long-term success of the Company. Such policies are intended to reward and motivate individual and team performance with the common goal of maximizing total stockholder return.

Components of executive compensation include base salary, incentive bonus and stock options. Salary levels for executive officer positions reflect the duties and levels of responsibilities inherent in the position. Salaries of executive officers are reviewed annually and the primary criteria influencing salary adjustments are the individual’s performance, experience, contribution to the Company and the competitive marketplace for executive talent. In addition, cash bonus awards for the executive officers are considered annually and are paid out of the Company’s Management Incentive Bonus Plan. Stock options are also used by the Company as a long-term incentive and allow executives the opportunity to acquire and build an ownership interest in the Company.

As a result of annual reviews for 2005, a majority of the executive officers, including the Chief Executive Officer, received cash bonus awards under the Management Incentive Bonus Plan, and stock options under the INVESTools 2001 Stock Option Plan. In general, bonus amounts were determined based on individual performance, how specific challenges were met during the year, and other strategic issues. In the case of the Chief Executive Officer, the Compensation Committee based bonus amounts on the following criteria and factors:

•                  the financial performance of the Company, specifically in terms of revenue transaction volume, total revenue amounts, profit margins, cash flows, and earnings before interest, taxes, depreciation, and amortization (EBITDA);

•                  the performance of the Company’s stock price;

•                  the Company’s ability to respond to changes in markets, competition, and technology, as demonstrated by changes to sales and distribution strategies, and the development of new products and services; and

•                  the Chief Executive Officer’s ability to attract and retain a strong management team.

As one of the factors in determining executive compensation, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various types of compensation and benefits. From time to time, interpretations of and changes in the tax laws affect the deductibility of compensation. The Compensation Committee currently does not anticipate that compensation paid to the executive officers in 2006 will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code.

The compensation for the Chief Executive Officer is generally determined using the same evaluation criteria used for other officers and managers of the Company. The Chief Executive Officer has entered into an employment agreement with the Company as discussed in detail below. In accordance with the agreement, the Chief Executive Officer received a base salary in 2005 of $425,000. The Chief Executive Officer has met Board of Directors and Compensation Committee expectations with respect to the growth and development of the Company and therefore bonus of $425,000 was appropriate.

By the Compensation Committee:
Stephen C. Wood, Chairman Michael H. Goldsmith
F. Warren McFarlan Douglas T. Tansill Hans von Meiss

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Board of Directors of the Company was, during 2005, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the Company. During 2005, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Employment Agreements

In December 2004, the Company entered into a new employment agreement with Mr. Barba. Pursuant to the agreement, Mr. Barba serves as Chief Executive Officer and receives $425,000 per year as base salary. Mr. Barba also received a stock option grant to purchase 250,000 shares of the Company’s common stock, which vests in four equal annual installments beginning in March 2005, at an exercise price of $2.22 per share, which equaled the market price on the date of grant. Mr. Barba participates in the Company’s Management Incentive Bonus Plan, as well as the Company’s benefit plans. Mr. Barba is reimbursed for routine business and entertainment expenses. The agreement includes a covenant not to compete for 24 months after termination from the Company. In the event of termination due to death or disability, Mr. Barba, or his estate, would receive (i) his salary and (ii) an amount equal to one- half of his then base salary to which he was entitled as of the date of termination and all unpaid amounts under any employee benefit plans (the “Accrued Amounts”), and (iii) all options would vest immediately and expire in one year. In addition, in the event of termination due to disability, Mr. Barba will also receive an amount equal to one-half of his target bonus for the year in which the disability occurs. In the event of termination within 24 months of a change of control (as defined in the Agreement), Mr. Barba will receive (i) the Accrued Amounts, and (ii) a lump sum payment equal to two times the sum of (x) Mr. Barba’s base salary for the year in which such termination occurs and (y) the greater of (A) Mr. Barba’s target bonus in the year of termination and (B) the actual bonus earned by Mr. Barba in the year immediately preceding such termination. In addition, Mr. Barba would receive an additional bonus for any additional taxes the package would trigger. Mr. Barba would also be eligible to continue to participate in any employee benefit plans and programs offered to him under his employment agreement for a period of two years from the date of such termination. If Mr. Barba is terminated without cause or resigns due to a constructive termination or due to the Company’s breach of his employment agreement, Mr. Barba is entitled (i) to receive the Accrued Amounts, and (ii) for a period equal to the longer of two years and the period of time remaining under his employment agreement, an amount equal to his base salary for the year of termination and the greater of (x) his target bonus in the year of the termination and (y) the actual bonus earned by Mr. Barba in the year immediately preceding such termination. Mr. Barba will also be eligible to continue to participate in any Company benefit plans for a period of two years from the date of termination, if permitted, or he will be compensated for the fair value of benefits Mr. Barba would not be able to participate in. In addition, Mr. Barba will become fully vested in the stock options granted pursuant to his employment agreement as of the date of termination, and he must exercise such options within three months. Mr. Barba’s employment agreement will terminate March 4, 2007, but may be extended for up to two additional one year periods.

In January 2005, the Company entered into an employment agreement with Ms. Ida Kane. Pursuant to the agreement, Ms. Kane serves as Chief Financial Officer and receives $225,000 per year as base salary. Beginning in 2006, Ms. Kane’s salary may be increased or decreased by the Company in its sole discretion at any time upon 30 days’ written notice. Ms. Kane also received a one-time sign-on bonus in the amount of $15,000 and a stock option grant to purchase 100,000 shares of the Company’s common stock, which vests in four equal annual installments beginning in January 2006, at an exercise price of $3.89 per share, which equaled the market price on the date of grant. Ms. Kane is entitled to receive an annual bonus up to a maximum of 35% of her base salary as determined in the sole discretion of the Company, provided that she meets performance goals as established by the Company in its sole discretion. Ms. Kane participates in the Company’s benefit plans and is reimbursed for routine business expenses. The agreement includes a covenant not to compete and a covenant not to solicit or interfere for six months after termination from the Company. In the event of termination due to death, Ms. Kane, or her estate, will receive any compensation due that would otherwise have been payable through the date of death. In the event of termination due to disability, Ms. Kane will receive severance payments equal to three months’ base salary. In the event of a change of control (as defined in the agreement) within the first three years of Ms. Kane’s employment such that Ms. Kane no longer reports to Mr. Barba or the then current Chief Executive Officer of the Company as a result of a change of control, Ms. Kane shall have the right to resign within 30 days following the change of control and be entitled to receive a cash severance benefit in an amount equal to six months’ base salary. If Ms. Kane is terminated without cause, she is entitled to severance compensation in an amount equal to the greater of (i) six months’ base salary or (ii) the severance pay to which she would be entitled to under a severance pay plan, if any, in effect at the time of her termination without cause.

In December 2005, the Company entered into an employment agreement with Ms. Ainslie J. Simmonds. Pursuant to the agreement, Ms. Simmonds serves as Chief Marketing and Product Development Officer. Under the terms of the agreement, Ms. Simmonds receives: (i) an annual base salary of $200,000, (ii) an annual discretionary bonus up to a maximum of 35% of her base salary for achieving certain performance goals as established by the Company, (iii) a one time sign-on bonus of $35,000 and (iv) 100,000 options to purchase the Company’s common stock vested at 25% per year based on an exercise price of $5.14 per share, which represents the market price on the date of grant. With respect to termination provisions under the agreement, for termination without cause, the Company shall have the right to terminate Ms. Simmonds’ employment by providing 30 days written notice, in which case the Company shall provide Ms. Simmonds with severance compensation in an amount equal to the greater of (i) six months’ base salary, less applicable taxes or (ii) the severance pay to which Ms. Simmonds would be entitled under a severance pay plan, if any, in effect at the time of Ms. Simmonds’ termination without cause. In the event that a change of control of the Company occurs within the first three years of Ms. Simmonds’ employment, such that Ms. Simmonds is terminated as a result of the change of control event, Ms. Simmonds shall be entitled to receive a cash severance benefit in an amount equal to nine months’ base salary, less applicable taxes.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2005, with respect to the Company’s equity compensation plans previously approved by stockholders and equity compensation plans not previously approved by stockholders.

		Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders (1)	4,052,193 – 4,602,193	$2.35	2,247,125 – 2,797,125
Equity compensation plans not approved by stockholders	—	—	—
Total	4,052,193 – 4,602,193	$2.35	2,247,125 – 2,797,125

(1)           This amount includes an option we granted to our Chief Executive Officer in 2002. The vesting of the option is contingent upon an event occurring in the future that currently is not probable. Based upon the terms of the option, the number of shares issuable upon exercise of the option, if any, will be between 50,000 to 550,000 shares at an exercise price of $0.18 per share. The option was granted under the INVESTools 2001 Stock Option Plan, which was approved by stockholders.

Performance Graph

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph summarizes the total stockholder return on an investment of $100.00 over the last five years for the Company and its predecessor accounting entity, ZiaSun Technologies, Inc. through December 31, 2005. The return is compared to the Russell 2000 Stock Index, and a Peer group consisting of the following companies selected on the basis of the similarity in the nature of their education business: Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., DeVry Inc., Education Management Corp., ITT Educational Services, Inc., and Strayer Education, Inc. Cumulative total return values are based on annual total return values which assume reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.

	2000	2001	2002	2003	2004	2005

INVESTools Inc.	$100	$52	$20	$142	$301	$478
Peer group	$100	$129	$150	$262	$262	$236
Russell 2000 Index	$100	$101	$79	$115	$135	$139

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than ten percent of the Company’s common stock (collectively, “Filing Persons”) to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), and annual reports of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports furnished to the Company and upon certain other representations made, all transactions were reported on a timely basis by the Company’s Filing Persons during 2005.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 21, 2006, with respect to the number of shares of Company common stock beneficially owned by (1) each director and/or Named Executive individually, (2) all executives and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company’s common stock. The number of shares does not include shares allocated to the person’s account through the Company’s 401(k) plan. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

Owners	Number of Shares Beneficially Owned (1)		Percent of Class
Common Stock
Lee K. Barba	3,098,656	(2)	6.6%
Ida K. Kane	30,000		*
Paul A. Helbling	468,361		1.0%
Ainslie J. Simmonds	—		*
Dale C. Ainge	15,000		*
Douglas T. Tansill	150,500		*
Stephen C. Wood	75,508	(3)	*
Hans von Meiss	449,278	(4)	1.0%
Michael H. Goldsmith	94,167		*
F. Warren McFarlan	22,500		*

All executive officers and directors as a group (10 persons)	4,403,970		9.4%

Springhouse Capital, LP (6) 520 Madison Avenue, 35th Floor New York, New York, 10022	3,858,900		8.6%

Momentum Media, Inc. (5) 69-12 Gutierrez Street Sunset Valley Mansion Angeles City 2009 Pampanga, Philippines	2,299,980		5.1%

*              Less than 1%

(1)                                  Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next 60 days, as follows: Lee K. Barba, 1,690,627; Paul A. Helbling, 224,627; Ida K. Kane, 25,000; Dale C. Ainge, 15,000; Michael H. Goldsmith, 27,500; Hans von Meiss, 27,500; Stephen C. Wood, 14,162;   F. Warren McFarlan, 7,500; and Douglas T. Tansill, 27,500.

(2)                                  Includes 469,999 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members, and 700,000 shares held in a Grantor Retained Annuity Trust.

(3)                                  Includes 166 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members.

(4)                                  Includes 226,333 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members.

(5)                                  Based on stockholder list dated April 17, 2006, provided by U.S. Stock Transfer Corporation, the Company’s Transfer Agent.

(6)                                  Based on information submitted to the Company by Brian Gaines. Mr. Gaines is the Managing Member of Springhouse Asset Management, LLC which is the General Partner of Springhouse Capital, LP.

Certain Relationships and Related Transactions

In the past, as part of the normal course of business, some members of the Board of Directors have proposed business alliances between the Company and companies with which they are associated. In the opinion of management, each of these transactions or arrangements was entered into on terms as favorable to the Company as could have been obtained in transactions or arrangements with unaffiliated third parties. However, at this time no such arrangements or alliances exist.

Audit Committee Report

The Audit Committee of the Board of Directors consists of Messrs. von Meiss, Goldsmith, McFarlan, Tansill and Wood. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent, as defined in Section 121A of the listing standards for the American Stock Exchange.

Management is responsible for the Company’s internal controls and the financial reporting process. In accordance with standards of the Public Company Accounting Oversight Board (United States), the Company’s independent registered public accountants are responsible for performing audits of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and of the Company’s consolidated financial statements, and to issue reports thereon. It is the Audit Committee’s responsibility to monitor these processes.

In this context, the Audit Committee has reviewed and discussed with the Company’s independent registered public accountants the overall scope and plans for the independent audits. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited financial statements included the independent registered public accountants’ judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants other matters required by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

The Company’s independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the independent registered public accountants’ independence with management and the independent registered public accountants. In addition, the Audit Committee considered whether any non-audit consulting services provided by the independent registered public accountants’ firm could impair the auditor’s independence and concluded that such services have not impaired the independent registered public accountants’ independence.

Based on the Audit Committee’s discussion with management and the independent registered public accountants and the Audit Committee’s review of the representations of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.

By the Audit Committee:
Hans von Meiss, Chairman Michael H. Goldsmith F. Warren McFarlan Douglas T. Tansill Stephen C. Wood

Code of Business Conduct and Ethics

The Board of Directors of the Company adopted a Code of Business Conduct and Ethics governing its Chief Executive Officer, Chief Financial Officer, its other executive officers and the Board of Directors. The Company’s Code of Business Conduct and Ethics is available on the Company’s corporate website at http://www.investools.com on the “Investor Relations” page under “Corporate Governance.” The Company intends to disclose on its website any waivers or amendments to its Code of Business Conduct and Ethics within five business days of such action.

(2)  APPROVAL OF AMENDMENT TO 2001 STOCK OPTION PLAN

On April 12, 2006, the Compensation Committee recommended to the Board of Directors that the stockholders approve an amendment to the Company’s 2001 Stock Option Plan (the “Plan”) to increase the number of shares of Common Stock available for issuance thereunder from 6,000,000 to 8,000,000 shares. Attached to this Proxy Statement as Appendix A is a copy of the Plan, as amended and approved by the Board of Directors, and as submitted to the stockholders for their approval.

Proposed Amendment

On April 12, 2006, the Board approved the amendment to 2001 Stock Option Plan, subject to approval of the Company’s stockholders at the Annual Meeting, increasing the number of shares of Common Stock available for issuance under the Plan from 6,000,000 to 8,000,000 shares (the “Amendment”). The Board of Directors believes that approval of the Amendment will allow the Company to continue to provide key employees and directors with a proprietary interest in the growth and performance of the Company while aligning the interests of management with those of the Company’s stockholders. Approval of the Amendment will also allow the Company to continue to have flexibility in structuring compensation arrangements to attract and retain key employees and directors for the Company.

General

The Board of Directors believes that the growth of the Company depends significantly upon the efforts of its key employees and directors and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in December 2001, the Board adopted, and the stockholders approved, the Plan. The purpose of the Plan is to further the interests of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute to the success and profitability of the Company and its subsidiaries.

The Plan provides for the grant to employees and directors of the Company (or its subsidiaries) of options to purchase shares of the Company’s Common Stock. The Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has complete discretion to select the optionees and to establish the terms and condition of each option, subject to the provision of the Plan. Options granted under the Plan may be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options.

Shares Subject to the Plan

Currently, a total of 8,000,000 shares of Common Stock (including 2,000,000 shares subject to stockholder approval at the Annual Meeting) have been reserved for issuance under the Plan. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, then the unpurchased shares subject to that option will once again be available for additional option grants. As of April 17, 2006, options to acquire 3,655,500 shares of Common Stock had been granted under the Plan at exercises prices ranging from $0.20 to $5.18 per share, or a weighted average per share exercise price of $1.84 per share.

Proportionate adjustments may be made to the number, class and/or kind of shares for which options are authorized to be granted under the Plan, the number, class or kind of shares then subject to options previously granted under the Plan, the price per share payable upon exercise of each option outstanding under the Plan and/or any other affected term of an option, in the discretion of the Board, in the event of any reclassification, recapitalization, stock dividend, stock split, combination or exchange of shares, rights offering, or other similar transaction or event. To the extent deemed equitable and appropriate by the Board, and subject to any required stockholder action, any option granted under the Plan will pertain to the securities and other property to which a holder of the number of shares of stock covered by the option would have been entitled to receive in connection with such event.

Stock Option Terms

Options granted under the Plan may not be exercised more than 10 years after the date of grant and the Committee may set a shorter option period. Options may be granted under the Plan only until December 3, 2011.

If an optionee ceases continuous service for the Company for cause, all options held by the optionee shall lapse immediately following the last day that the optionee is employed by the Company or the effective date of the termination of his services to the Company. If an optionee ceases continuous service for the Company for any reason other than cause, death, disability, or retirement on or after the age of 65 of the optionee, all options held by the optionee will lapse at the earlier of the end of the option period or ten days following the last day that the optionee is employed by the Company or the effective date of the termination of his services to the Company; provided, however, the options may be exercised only as to those shares that have vested as of the termination date. In the case of death of the optionee, the beneficiaries designated by the optionee shall have one year from the optionee’s demise or to the end of the option period, whichever is earlier, to exercise the option; provided, however, the option may be exercised only as to those shares that have vested at the time the optionee died. If the optionee retires on or after attaining age 65, the option shall lapse at the earlier of the end of the option period or three months after the date of retirement; provided, however, the option may be exercised only as to those shares that have vested on the retirement date. In the event of termination of continuous service due to total and permanent disability (within the meaning of Section 422 of the Code), the option shall lapse at the earlier of the end of the option period or twelve months after the date of such termination; provided, however, the option may be exercised only as to those shares that have vested at the time the optionee became disabled.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock for which incentive stock options may first become exercisable in any calendar year under the Plan or any other option plan adopted by the Company. Nonstatutory stock options may be granted under the Plan at an exercise price of not less than the par value of the Common Stock on the date of grant. The maximum number of shares with respect to which options (incentive or nonstatutory) may be granted each calendar year to an optionee is 2,000,000. On April 17, 2006, the closing price for the Common Stock on the American Stock Exchange was $8.17 per share.

Unless otherwise provided by the Committee, an option granted under the Plan vests as to ¼ of the total number of shares covered by the option during each 12-month period commencing 12 months after the date of grant of the option. The Board, may in its discretion and subject to applicable law, provide for the exercise of options either as to an increased percentage of shares per year or as to all remaining shares.

Transferability

An option granted under the Plan is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and may be exercised during the lifetime of an optionee only by him. The Committee may grant options that are transferable, without payment of consideration, to immediate family members of an optionee or to trusts or partnerships for such family members. The Committee may also amend outstanding options to provide for such transferability.

Amendment of the Plan

The Committee may amend the Plan or condition or modify options awarded under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations applicable to the Plan or to comply with stock exchange rules or requirements without approval of the stockholders. The Committee may, from time to time, terminate or modify the Plan in any respect; provided, however, that, any amendment, whether with or without the approval of the stockholders, that alters the terms or provisions of an option granted before the amendment (unless the alteration is expressly permitted under the Plan) will be effective only with the consent of the optionee to whom the option was granted.

Awards to be Granted

As of April 17, 2006, approximately 500 employees were eligible to be considered for the grant of options under the Plan. The grant of options to key employees and directors under the Plan is entirely in the discretion of the Committee. The Committee has no outstanding grants of options to purchase Common Stock and no grants are under consideration at the present time.

Federal Income Tax Consequences

Under existing federal income tax provisions, a participant who receives stock options that are subject to restrictions that create a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such option is granted.

When a nonstatutory stock option granted pursuant to the Plan is exercised, the optionee will realize ordinary income measured by the difference between the aggregate fair market value of the shares of Common Stock on the exercise date and the aggregate purchase price of the shares of Common Stock as to which the option is exercised, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction in the year the option is exercised equal to the amount the optionee is required to treat as ordinary income.

An optionee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the optionee, subject the optionee to the alternative minimum tax imposed by Section 55 of the Code. An optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the optionee does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the “required holding periods”). An optionee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the optionee disposes of the Common Stock received upon exercise before the expiration of the required holding periods.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee’s death.

Required Vote

Approval of the Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment to 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,000,000 to 8,000,000 shares.

(3)  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006

The Audit Committee of the Board of Directors has appointed the Company’s existing certified independent registered public accounting firm, KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006, subject to ratification by the stockholders. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Required Vote

The ratification of KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting. In the event that the appointment of KPMG LLP, as independent registered public accounting firm for fiscal year 2006, is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to consider selection of other auditors for the fiscal year ending December 31, 2006.

The Board of Directors unanimously recommends a vote FOR the ratification of the Board’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Principal Accountant Fees and Services

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s financial statements and the audit of the Company’s internal control over financial reporting for each of the fiscal years ended December 31, 2005 and December 31, 2004, and the SAS 100 reviews of the financial statements included in the Company’s Forms 10-Q for such fiscal years were $1,235,773 and $1,320,667, respectively.

Audit-Related Fees

There were no fees billed in the fiscal years ended December 31, 2005 and December 31, 2004 that were considered audit-related.

Tax Fees

There were no fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning in either of the fiscal years ended December 31, 2005 or December 31, 2004.

All Other Fees

There were no fees billed for services rendered by KPMG LLP for other services.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company’s independent registered public accounting firm for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company’s independent registered public accounting firm and is intended to assure that such services do not impair the auditor’s independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company’s independent registered public accounting firm. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

All of the services provided by the Company’s principal accounting firm described above under the captions “Audit Fees” were approved in accordance with this policy and the Audit Committee has determined that the independent registered public accounting firm’s independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

MATTERS TO BE PRESENTED

As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the 2006 Annual Meeting, are (i) the election of two Class II Directors to the Board of Directors, (ii) the approval of the amendment to the Company’s 2001 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder from 6,000,000 to 8,000,000 shares, and (iii) the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2006. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

ANNUAL REPORT ON FORM 10-K

The Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements and the financial statement schedules, as filed with the SEC, to any person whose proxy is being solicited, upon written request to INVESTools Inc., Attention: Investor Relations, 13947 South Minuteman Drive, Draper, Utah 84020 or email at investor.relations@investools.com.

STOCKHOLDER PROPOSALS

If a stockholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2007 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company at 13947 South Minuteman Drive, Draper, Utah 84020. Attention: Ida K. Kane, no later than January 1, 2007. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

EXPENSES OF SOLICITATION

The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

BY ORDER OF THE BOARD OF DIRECTORS

Lee K. Barba Chairman of the Board
May 1, 2006 New York, New York

APPENDIX A

INVESTOOLS INC.

AMENDED AND RESTATED 2001 STOCK OPTION PLAN

1.             Purpose. The purpose of this Stock Option Plan (“the Plan”) is to further the interests of the Company, its subsidiaries and its stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to the success and profitability of the Company and its subsidiaries. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing the personal interest in the Company’s continued success and progress. This Plan will also assist the Company and its subsidiaries in attracting and retaining key employees and directors. The options granted under this Plan may be either Incentive Stock Options, as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory options.

2.             Definitions. The following definitions shall apply to this Plan:

(a)           “Board” means the board of directors of the Company.

(b)           “Cause” means “cause” as defined in any employment agreement then in effect between the Optionee and the Company or any Subsidiary or if not defined therein, or if there shall be no such agreement, (i) the Optionee’s embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (ii) the Optionee’s commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (iii) engagement in any activity that the Optionee knows or should know could harm the business or reputation of the Company or a Subsidiary, (iv) the Optionee’s material failure to adhere to the Company’s or a Subsidiary’s corporate codes, policies or procedures as in effect from time to time, (v) the Optionee’s continued failure to meet performance standards as determined by the Company or a Subsidiary, (vi) the Optionee’s violation of any statutory, contractual, or common law duty or obligation to the Company or a Subsidiary, including, without limitation, the duty of loyalty, or (vii) the Optionee’s material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company or a Subsidiary. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Plan.

(c)           “Change of Control” means any of the following events:

(i)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control:  (I) any acquisition by the Company or (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii)           Individuals who, as of the effective date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)          Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

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(e)           “Committee” means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

(f)            “Common Stock” means the Common Stock, par value $0.01 per share, of the Company or such other class of shares or securities as to which the Plan may be applicable, pursuant to Section 13 herein.

(g)           “Company” means INVESTools Inc., a Delaware Corporation.

(h)           “Continuous Service” means the absence of any interruption or termination of employment with or service to the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company. Continuous Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of transfers between locations of the Company or between the Company, its parent, its subsidiaries or its successors.

(i)            “Date of Grant” means the date on which the Committee grants an Option.

(j)            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Employee” means any person employed on an hourly or salaried basis by the Company or any parent or subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

(m)          “Fair Market Value” means (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and ask prices for the Common Stock are not furnished through NASDAQ or a similar organization, the value established by the Committee, in its sole discretion, for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or a national market system, the closing price of the Common Stock, as published in the Wall Street Journal, so listed or admitted to trade on such day or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or a national market system, the mean between the bid and ask price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information.

(n)           “Incentive Stock Option” means a stock option, granted pursuant to either this Plan or any other plan of the Company, that satisfies the requirements of Section 422 of the Code and that entitles the Optionee to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

(o)           “Non-Employee Director” means any member of the Board who is not an Employee.

(p)           “Nonstatutory Option” shall have the meaning as used in Section 9 herein.

(q)           “Option” means a stock option granted pursuant to the Plan.

(r)            “Option Period” means the period beginning on the Date of Grant and ending on the day prior to the tenth anniversary of the Date of Grant or such shorter termination date as set by the Committee.

(s)           “Optionee” means an Employee or Non-Employee Director who receives an option.

(t)            “Outside Director” means a member of the Board serving on the Committee who satisfies the requirements of Section 162(m) of the Code.

(u)           “Parent” means any corporation which owns 50% or more of the voting securities of the Company.

(v)           “Plan” means this Amended and Restated 2001 Stock Option Plan.

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(w)          “Share” means the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(x)            “Subsidiary” means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

3.             Administration. This Plan will be administered by the Committee. Each member of the Committee must be an Outside Director. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

The Committee has the exclusive power to select the Employees and Non-Employee Directors who shall receive an award under this Plan, to establish the terms of the Options granted to each Employee or Non-Employee Director, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible Employee or Non-Employee Director warrants an award under this Plan, and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe and rescind rules and regulations relating to this Plan, and take all actions necessary or advisable for the Plan’s administration. Any such determination made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

4.             Shares Subject to Option. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan shall be 8,000,000. Such Shares may be authorized but unissued, or may be treasury Shares. If an Option shall expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan. The maximum number of Shares with respect to which Options may be granted each calendar year to an Employee shall be 2,000,000, subject to adjustment in accordance with Section 13 hereof.

5.             Employee Participation.

(a)           Eligible Employees.  Every Employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee’s award of an Option to an Employee in any year does not require the Committee to award an Option to that Employee in any other year. Furthermore, the Committee may award different Options to different Employees. The Committee may consider such factors as it deems pertinent in selecting Employees and in determining the number of Shares underlying their Option, including, without limitation: (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of prospective Employees to the profitability and access of the Company or its Subsidiaries; and (iv) the adequacy of the Employee’s other compensation. Employees may include persons to whom stock, stock options, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised.

(b)           No Right of Employment. An Optionee’s right, if any, to continue to serve the Company and its Subsidiaries as an Employee will not be enlarged or otherwise affected by his designation as an Optionee under this Pan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment of any Optionee.

(c)           Non-Transferability. No Option granted to Employees by its terms shall be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I or ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Employee or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability.

6.             Non-Employee Director Participation.

(a)           Grants of Awards. The Committee shall have full discretion to grant Options to Non-Employee Directors at such times as it deems appropriate, to determine the number of Shares underlying such Options, and to determine the other terms and provisions thereof subject to the other terms of the Plan.

(b)           Non-Transferability. No Option granted to Non-Employee Directors by its terms shall be

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transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and shall be exercised during the lifetime of the Optionee only by him. The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Non-Employee Director or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability.

7.             Option Requirements. Each Option granted under this Plan shall satisfy the following requirements.

(a)           Written Option. An Option shall be evidenced by a written instrument specifying (i) the number of Shares that may be purchased by its exercise, (ii) the intent of the Committee as to whether the Option is to be an Incentive Stock Option or a Nonstatutory Option, and (iii) such terms and conditions consistent with the Plan as the Committee shall determine.

(b)           Duration of Option. Each option may be exercised only during the Option Period. At the end of the Option Period the Option shall expire.

(c)           Option Exercisability. Unless otherwise provided by the Committee, each Option shall be exercisable only as to no more than one-fourth (1/4) of the total number of Shares covered by the Option during each twelve-month period commencing twelve months after the Date of Grant of the Option. Notwithstanding the foregoing, an Option is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of this Plan. To the extent an Option is either unexercisable or unexercised, the unexercised portion shall accumulate until the Option both becomes exercisable and is exercised but in no case beyond the Option Period; provided, however, that the unexercisable portion of an Option shall immediately expire upon an Optionee’s termination of Continuous Service for any reason.

(d)           Acceleration of Vesting. Subject to the provisions of Section 8(b), the Board may, in its discretion, provide for the exercise of Options either as to an increased percentage of Shares per year or as to all remaining Shares. Such acceleration of vesting may be declared by the Board at any time before the end of the Option Period, including, if applicable, upon a Change of Control or after termination of the Optionee’s Continuous Service by reason of death, disability, retirement or termination of employment.

(e)           Option Price. Except as provided in Section 8(a) and 9, the Option price of each Share subject to the Option shall equal the Fair Market Value of the Share on the Option’s Date of Grant.

(f)            Termination of Services without Cause. If the Optionee ceases Continuous Service for any reason other than a termination by the Company for Cause or due to the death, disability, or retirement on or after the age of 65 of the Optionee, the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) ten days following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Sections 7(d) and 13. The Committee may, in its discretion, extend the time during which the Option may be exercised after termination of service. Any such Option shall lapse at the end of the period established by the Committee for exercise after termination of services.

(g)           Termination of Services for Cause. Unless otherwise provided by the Committee, if the Company terminates the Optionee’s Continuous Service for Cause, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by the Company, or the effective date of the termination of his services to the Company. The Option may be exercised on such termination date, subject to any adjustment under Sections 7(d) and 13.

(h)           Death. Unless otherwise provided by the Committee, in the case of the death of the Optionee, the beneficiaries designated by the Optionee shall have from the earlier of (i) one year from the Optionee’s demise or (ii) the end of the Option Period, to exercise the Option; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised at the time the Optionee died, subject to any adjustment under Sections 7(d) and 13.

(i)            Retirement. Unless otherwise provided by the Committee, if the Optionee retires on or after attaining age 65, the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) three months after the date of retirement; provided, however, that the Option may be exercised only for the number of Shares for which it could have been exercised on the retirement date, subject to any adjustment under Sections 7(d) and 13.

(j)            Disability. In the event of the Optionee’s termination of Continuous Service due to total and permanent disability (within the meaning of Section 422 of the Code), the Option shall lapse at the earlier of (i) the end of the Option Period or (ii) twelve months after the date of such termination; provided, however, that the Option may be exercised only for the number of Shares for which it could have been

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exercised at the time the Optionee became disabled, subject to any adjustment under Sections 7(d) and 13.

8.             Incentive Stock Options. Any Options intended to qualify as an Incentive Stock Option shall satisfy the following requirements in addition to the other requirements of the Plan:

(a)           Ten Percent Stockholders. An Option intended to qualify as an Incentive Stock Option granted to an Employee who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of either the Company or any Parent or Subsidiary, shall be granted at a price of 110% of Fair Market Value on the Date of Grant and shall be exercised only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Section 424(d) of the Code will apply. Furthermore, in calculating stock ownership, any stock that the Employee may purchase under outstanding options will not be considered.

(b)           Maximum Option Grants. For Incentive Stock Options, the aggregate Fair Market Value, determined on the Date of Grant, of stock in the Company exercisable for the first time by an Optionee during any calendar year, under the Plan and all other plans of the Company or its parent or Subsidiaries (within the meaning of Subsection (d) of Section 422 of the Code) in any calendar year shall not exceed $100,000; provided, however, that if the vesting of Options is accelerated pursuant to Section 7(d), there shall be no upper limit as to the Fair Market Value of stock in the Company exercisable for the first time by an Optionee during any calendar year.

(c)           Exercise of Incentive Stock Options. Any Optionee who disposes of Shares acquired upon the exercise of an Incentive Stock Option either (i) within two years after the Date of Grant of such Incentive Stock Option or (ii) within one year after the transfer of such Shares to the Optionee, shall notify the Company of such disposition and of the amount realized upon such disposition.

9.             Nonstatutory Options. Any Option not intended to qualify as an Incentive Stock Option shall be a Nonstatutory Option. Nonstatutory Options shall satisfy each of the requirements of Section 7 of the Plan.

10.           Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (i) delivers written notice to the [President] of the Company of the decision to exercise, (ii) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (iii) complies with such other reasonable requirements as the Committee establishes pursuant to paragraph 11 of the Plan. During the lifetime of the Optionee, such Option may be exercised only by him. Payment for Shares with respect to which an Option is exercised may be (a) in cash or by certified check, (b) wholly or partially in the form of Common Stock held by the Optionee for at least six months having a Fair Market Value equal to the aggregate Option price or (c), if there is a public market for Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option price for Shares being purchased. No Person will have the rights of a stockholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him.

An Option granted under this Plan may be exercised in increments of not less than 10% of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder’s right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

11.           Taxes, Compliance with Law; Approval of Regulatory Bodies. The Company, if necessary or desirable, may pay or withhold the amount of any tax attributable to any Shares deliverable or amounts payable under this Plan, and the Company may defer making delivery or payment until it is indemnified to its satisfaction for the tax. Options are exercisable, and Shares can be delivered and payments made under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company’s stock is listed at any time. An Option is exercisable only if either (i) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (ii) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear

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such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section 11. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval or every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and release of taxing authorities as the Committee deems advisable.

12.           Amendment. (a) The Committee may without further action by the stockholders of the Company and without receiving further consideration from the Optionees, amend this Plan or condition or modify Options awarded under this plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b)           The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of an Optionee, impair his rights under an Option previously granted to him pursuant to this Plan.

13.           Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of share, stock split, stock dividend, rights offering, or other similar transaction or event occurs, the number, class and/or kind of Shares for which Options are authorized to be granted under this Plan, the number, class or kind of Shares then subject to Options previously granted under this Plan, the price per Share payable upon exercise of each Option outstanding under this Plan and/or any other affected term of an Option may be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

14.           Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by an Optionee or other person due to the exercise of an Option.

15.           Expenses of Plan. The Company shall bear the expenses of administering the Plan.

16.           Duration of Plan. Options may be granted under this Plan only within 10 years from the effective date of this Plan.

17.           Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Delaware, without regard to the conflict of laws provisions hereof.

18.           Effective Date. The effective date of this Plan shall be the date this Plan is adopted by the Board, or such later date as designated by the Board.

19.           Securities Laws. The Plan and the administration of the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor regulation or statute adopted under the federal securities laws. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR

SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET

INVESTOOLS APPRECIATES YOUR PROMPT RESPONSE

**************************************

INVESTOOLS INC.

Vote by Internet, Telephone or Mail

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.proxyvoting.com/ied

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Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, which is shown above your name, to create and submit an electronic ballot.

OR

TELEPHONE

1-888-426-7035

'

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, which is shown above your name, and then follow the directions given.

OR

MAIL

+ 1. Mark, sign and date your proxy card. 2. Detach your proxy card. 3. Return your proxy card in the postage paid envelope provided.

Note:  If you vote your proxy by Internet or telephone, DO NOT mail your proxy card.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL
INVESTOOLS INC.
Item 1.	Election of Directors. To elect the following persons to the Board of Directors to serve a three year term expiring at the 2009 Annual Meeting of Stockholders or until his successor shall have been elected and qualified:
	(01) Lee K. Barba	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
	(02) Hans von Meiss	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
Item 2.	Amendment to INVESTools Inc. 2001 Stock Option Plan. To approve an amendment to the INVESTools Inc. 2001 Stock Option Plan to increase the number of shares of common stock available for issuance thereunder from 6,000,000 to 8,000,000 shares.
		☐ FOR	☐ AGAINST	☐ ABSTAIN
Item 3.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending
December 31, 2006.
		☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR APPROVAL OF AN AMENDMENT TO THE NVESTOOLS INC. 2001 I STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER FROM 6,000,000 to 8,000,000 SHARES IN ITEM 2 AND FOR RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2006 IN ITEM 3. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment(s) thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

			Date:	, 2006

      ____________________________________

Signature

      ____________________________________

Signature (if held jointly)

      ____________________________________

Number of Shares

I (We) will ☐ will not ☐

attend the Annual Meeting in person.

INVESTOOLS INC.

Your vote is important. Thank you for voting.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR
VOTED PROXY CARD BY MAIL

REVOCABLE PROXY - INVESTOOLS INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 15, 2006

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of INVESTools Inc. (the “Company”) hereby appoints, constitutes and nominates Lee K. Barba and Paul A. Helbling, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the New York Hilton and Towers, 1335 Avenue of the Americas, New York, New York 10019 on Thursday, June 15, 2006 at 9:00 a.m. local time, and any and all adjournment(s) thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

NOTE:  Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This Proxy may be revoked at any time before it is voted at the meeting.

(Continued, and to be marked, dated and signed on the reverse.)